Exhibit 23.1








            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports dated May 14, 1998 on the financial statements of Westell Technologies, Inc. and Subsidiaries (and to all references to our Firm) included in or made part of this Form 10-K, into the Company's previously filed Registration Statement File No. 33-99914.



                                   ARTHUR ANDERSEN LLP


Chicago, Illinois
June 29, 1997